Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(357,925,669)
Unrealized Gain (Loss) on Market Value of Futures	(162,250,300)
Dividend Income	191,719
Interest Income	763,665
ETF Transaction Fees	22,000
Total Income (Loss)	$(519,198,585)

Expenses
General Partner Management Fees	$1,212,219
Professional Fees	214,264
Brokerage Commissions	480,113
Non-interested Directors' Fees and Expenses	17,021
Prepaid Insurance Expense	14,088
NYMEX License Fee	40,407
SEC & FINRA Registration Expense	29,592
Total Expenses	$2,007,704
Net Income (Loss)	$(521,206,289)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/16	$3,368,327,412
Additions (29,000,000 Shares)	297,783,035
Withdrawals (6,800,000 Shares)	(74,201,332)
Net Income (Loss)	(521,206,289)

Net Asset Value End of Month	$3,070,702,826
Net Asset Value Per Share (313,600,000 Shares)	$9.79

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612